Exhibit 99.1

Web site address: www.WellsREITII.com

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

FINANCIAL UPDATE FOR THE

THREE AND SIX MONTHS ENDED JUNE 30, 2010

Wells Real Estate Investment Trust II, Inc. (the “Company”) filed its second quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) today. Below management has highlighted key points of interest related to the Company’s second quarter 2010 operations and recent transactions. For full context, please consider these points of interest with respect to important background information and additional detail provided in the above-referenced Form 10-Q filing, which is accessible via this link: http://www.sec.gov/Archives/edgar/data/1252849/000119312510185977/d10q.htm. Please also refer to the Company’s other documents that have been filed with or furnished to the SEC.

Operations

Adjusted Funds from Operations, or AFFO, (see definition on p. 3) is $62.9 million for the three months ended June 30, 2010, as compared to $65.4 million for the three months ended June 30, 2009. AFFO is $122.4 million for the six months ended June 30, 2010, as compared to $126.8 million for the six months ended June 30, 2009.

Stockholder Distributions

The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $77.5 million for the three months ended June 30, 2010, and $68.5 million for the three months ended June 30, 2009. The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $152.9 million for the six months ended June 30, 2010, and $135.2 million for the six months ended June 30, 2009. During the first half of 2010, $122.4 million of such distributions was funded with current-period AFFO, $28.1 million was funded with prior-period accumulated AFFO, and $2.4 million was funded with other sources of cash. During the first half of 2009, $126.8 million of such distributions was funded with current-period AFFO and $8.4 million was funded with prior-period accumulated AFFO.

Portfolio Overview

As of June 30, 2010, the Company owned controlling interests in 68 office properties, one industrial property, and one hotel, which include 92 operational buildings. These properties include approximately 22.2 million square feet of commercial space and are located in 23 states, the District of Columbia and Moscow, Russia. As of June 30, 2010, the operational office and industrial properties were approximately 93.4% leased (office properties alone were 95.9% leased).

Acquisitions

On April 1, 2010, the Company purchased the 550 King Street Buildings located in Littleton, Massachusetts, for $94.0 million, exclusive of closing costs. These buildings are entirely leased to International Business Machines Corporation under a 10-year lease.

On June 1, 2010, the Company completed construction of the second and final phase of an office property located in Cranberry, Pennsylvania. Total construction costs for the second phase of this project approximate $97.1 million. This property is entirely leased to Westinghouse Electric Company, LLC under a 15-year lease.

On June 28, 2010, the Company purchased Houston Energy Center I located in Houston, Texas, for approximately $94.0 million, exclusive of closing costs. This building is entirely leased to Foster Wheeler USA Corporation under an eight-year lease.

Status of the Company’s Public Offering

The Company concluded its public offering of shares effective June 30, 2010, however, will continue to offer shares through its dividend reinvestment program, as amended.

Financing

In April 2010, the Company sought and obtained a credit rating from Moody’s Investors Service and Standard and Poor’s Ratings Services. On May 7, 2010, the Company entered into a $500.0 million, three-year, unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A., which incurs interest based on, at our option, (i) LIBOR, plus a margin ranging from 2.60% to 3.40%, or (ii) the applicable base rate, plus a margin ranging from 1.60% to 2.40%. Additionally, the Company incurs a per annum facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60%.

As of June 30, 2010, the Company’s debt-to-gross-real-estate asset ratio was approximately 17.9%.

Reconciliation of the Company’s GAAP-basis net income, as presented in its most recent report on Form 10-K, to Funds from Operations (“FFO”), as defined by NAREIT, and to AFFO, as defined on the next page, are provided below:

Wells Real Estate Investment Trust II, Inc.

Reconciliations of FFO and AFFO

(unaudited, and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of Net Income (Loss) to Funds From Operations and Adjusted Funds From Operations:
Net income (loss)	$(6,864)	$16,845	$(4,337)	$23,740
Adjustments:
Depreciation of real estate assets	25,128	22,724	48,707	44,700
Amortization of lease-related costs	29,094	30,309	58,323	60,257

Total Funds From Operations adjustments	54,222	53,033	107,030	104,957

Funds From Operations	47,358	69,878	102,693	128,697

Other Non-Cash Adjustments Excluded from Net Cash Provided by Operating Activities:
Additional amortization of lease assets (liabilities)	1,492	1,557	3,050	3,191
Straight-line rental income	(2,622)	(3,825)	(3,450)	(6,239)
(Gain) loss on interest rate swaps	11,943	(14,507)	14,477	(21,392)
Remeasurement (gain) loss on foreign currency	(704)	(1,387)	(628)	(538)
(Gain) loss on foreign currency exchange contract	—	—	—	582
Noncash interest expense	4,700	4,445	9,308	8,214

Total other non-cash adjustments	14,809	(13,717)	22,757	(16,182)

Changes in assets and liabilities	(3,524)	(2,596)	(10,748)	(6,307)

Net Cash Provided by Operating Activities	58,643	53,565	114,702	106,208

Real estate acquisition-related costs	4,278	11,793	7,668	20,617

Adjusted Funds From Operations	$62,921	$65,358	$122,370	$126,825

Wells Real Estate Investment Trust II, Inc.

Definitions

Please find below definitions for the non-GAAP financial measures provided above and explanations for the reasons why management believes that these measures provide useful information concerning the Company’s operating performance and sources of liquidity. For additional information, please refer to the Company’s most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC.

Funds From Operations

Funds from Operations (“FFO”) is a non-GAAP financial measure considered by some equity REIT’s in evaluating operating performance. The Company believes that FFO, as defined by NAREIT, has diverged from how the Company measures real estate operations considerably in recent years. Changes in the accounting and reporting rules under GAAP that were put into effect after the establishment of NAREIT’s definition of FFO in 1999 have prompted a significant increase in the magnitude of non-cash and non-operating items included in the Company’s FFO, as defined. Such non-cash and non-operating items include acquisition expenses, market value adjustments to interest rate swaps that do not qualify for hedge accounting treatment, amortization of certain in-place lease intangible assets and liabilities, and gains or losses on early extinguishments of debt, among others. Further, cash flows generated from FFO may be used to fund certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements, deferred lease costs, and capitalized interest.

Adjusted Funds From Operations

For the reasons explained above, in addition to presenting FFO as defined by NAREIT, the Company also presents FFO, adjusted to exclude (i) the non-cash items that are removed from net income (loss) to arrive at net cash provided by operating activities as presented in the Company’s GAAP-basis consolidated statements of cash flows, and (ii) expenses related to real estate acquisitions (“AFFO”). Because acquisition expenses are incurred for investment purposes (i.e. to promote the appreciation in value and generation of future earnings over the long term) and are funded with cash generated from the sale of common stock in the Company’s public offerings rather than from cash generated from operations, the Company believes that the consideration of such acquisition expenses allows for a more informed and appropriate basis on which to evaluate its operations and to make decisions regarding distributions to its stockholders.